UNITED STATES
SECURITES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8 – K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 14, 2010
PEOPLES FINANCIAL CORPORATION (Exact Name of Registrant as Specified in its Charter)

Mississippi (State or Other Jurisdiction of Incorporation)
01-12103 (Commission File Number)	64-0709834 (IRS Employer Identification No.)
152 Lameuse Street Biloxi, MS (Address of Principal Executive Offices)	39530 (Zip Code)
(228) 435-5511 (Registrant’s Telephone Number, Including Area Code)
__________________________________________________ (Former Name or Former Addresss, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously. Satisfy the filing obligation of the registrant under any of the following provisions (see
General Instructions A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.07. Results of Shareholder Vote

The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 14, 2010. There were 5,515,697 shares entitled to vote at the Annual Meeting.  Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting.  In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:

(a) Election of five directors to hold office for a term of one year:

					Total Shares
	Approve	Disapprove	Abstain	Not Voted	Outstanding
Drew Allen	4,196,547.451	12,997.000	15,821.000	926,331.549	5,151,697.000
Rex E. Kelly	4,198,072.848	11,471.603	15,821.000	926,331.549	5,151,697.000
Dan Magruder	4,202,133.451	7,411.000	15,821.000	926,331.549	5,151,697.000
Lyle M. Page	4,166,761.451	42,783.000	15,821.000	926,331.549	5,151,697.000
Chevis C. Swetman	3,810,832.451	398,712.000	15,821.000	926,331.549	5,151,697.000

 (b) Appointment of Porter Keadle Moore, LLP as the independent public accountants:

Approve	4,480,868.153
Disapprove	4,915.000
Abstain	2,527.298
Not Voted	663,386.549
Total Shares Outstanding	5,151,697.000

(c)  Transaction of other business:
Approve	4,036,161.298
Disapprove	408,031.000
Abstain	45,118.153
Not Voted	662,386.549
Total Shares Outstanding	5,151,697.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2010

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO